[FORM OF]

                                                              SE Financial Corp.
                                                        Subscription & Community
                                                       Offering Stock Order Form
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                    St. Edmond's Federal Savings Bank        Expiration Date
                              Conversion Center          for Stock Order Forms:
                           1901-03 E. Passyunk Ave.       Xxxxx, April xx, 2004
                            Philadelphia, PA 19148       x:00 x.m., eastern time
                                (xxx) xxx-xxxx)
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                    IMPORTANT:  A properly  completed  original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.
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(1)  Number of Shares                      (2) Total Payment Due

----------------------     Subscription    ----------------------
                              Price         $
----------------------      X 10.00 =      ----------------------

The minimum number of shares that may be subscribed for Price is 25 shares and the maximum number of shares that may X 10.00 = be subscribed for is 10,000 shares. See Instructions.

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(3) Employee/Officer/Director Information
    [_] Check here if you are an employee, officer or director of St. Edmond's Federal Savings Bank or member of such person's immediate family living in the same household.
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(4) Method of Payment/Check
    Enclosed is a check, bank draft or money order
    payable to St. Edmond's Federal Savings Bank    Total Check Amount $
    in the amount indicated in this box.
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(5)  Method of  Payment/Withdrawal - The undersigned  authorizes withdrawal from the following account(s) at St. Edmond's Federal Savings Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at St. Edmond's Federal Savings Bank cannot be used unless special transfer arrangements are made.
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       Bank Use          Account Number(s) To Withdraw       $ Withdrawal Amount
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                                                         $
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                                                         $
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                                                         $
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(6)  Purchaser Account Information:
     a. Check here if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on December 31, 2002.
     b. Check here if you are an Other Member with a deposit account on February xx, 2004 or a borrower with a loan outstanding as of September 29, 1995 that continued to be outstanding as of February xx, 2004
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                 PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS
                  MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR
           SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE
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   Account Number(s)      Account Title (Names on Accounts)       BANK USE
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
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(7) Form of Stock Ownership & SS# or Tax ID#: SS#/Tax ID#-
                                                                                                -------------------
[_] Individual   [_] Joint Tenants  [_] Tenants in Common  [_] Fiduciary (i.e. trust, estate)   SS#/Tax ID#-
                                                                                                -------------------
[_] Uniform Transfers to Minors Act [_] Company/Corporation/ [_] IRA or other qualified plan    SS#/Tax ID#-
    (Indicate SS# of Minor only)          Partnership                                           -------------------

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
(8)  Stock  Registration  &  Address:  Name  and  address  to  appear  on  stock
                                       -----------------------------------------
     certificate.  Shares must be  registered  as reflected  on your  qualifying
     -----------
     account. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA purchases).
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  Name:
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  Name
  Continued:
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  Mail to-
  Street:
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  City:                                     State:                  Zip Code:
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  (9) Telephone (   )     --          (   )     --       County of
   Daytime/Evening                                       Residence
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(10) NASD Affiliation - Check here if you are a member of the National

(11) Associates/Acting in Concert - Check here and complete the reverse side of this form, if you or any associates or Association of Securities Dealers, Inc. ("NASD"), a person affiliated, or persons acting in concert with you have submitted other orders associated, with a NASD member, (continued on reverse side) for shares.
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(12)  Acknowledgement - To be effective,  this stock order form and accompanying certification form must be properly completed and physically received by St. Edmond's Federal Savings Bank no later than x:00 x.m., eastern time, on Xxxxxx, Aprilr xx, 2004, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by St. Edmond's Federal Savings Bank, this stock order form may not be modified, withdrawn or canceled without the Bank's consent and if authorization to withdraw from deposit accounts at St. Edmond's Federal Savings Bank has been given as payment for shares; the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion of the Bank described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to the Bank. The undersigned further acknowledges that the prospectus received contains disclosure concerning the nature of the security being offered and, under the heading "Risk Factors," describes the material risks involved in the investment.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. St. Edmond's Federal Savings Bank and SE Financial Corp. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.

I acknowledge that this security is not a deposit or account and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation, and is not insured or guaranteed by SE Financial Corp., St. Edmond's Federal Savings Bank, the federal government or by any government agency. The entire amount of an investor's principal is subject to loss.

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                                                                        --------
                                                                        Bank Use
                                                                        --------

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Siguature               Date    Siguature               Date

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            THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED

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Item (6) Purchaser Account Information - continued:
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   Account Number(s)    Account Title (Names on Accounts)            BANK USE
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Item (10) NASD continued:
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a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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Item (11) Associates/Acting In Concert continued:

If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).
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     Name(s) listed on other stock order forms          Number of shares ordered
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Associate
---------
The term "associate" of a person means:

     (1) any corporation or organization of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 % or more of any class of equity securities;

     (2) any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; or

     (3) any relative or spouse of a person, or any relative of a spouse, who has the same home as that person or who is a director or officer of St. Edmond's Federal Bank, or any of its parents or subsidiaries.

Acting in concert
-----------------
The term "acting in concert" means:

     (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

     (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
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      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
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                               CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY SE FINANCIAL CORP., ST. EDMOND'S FEDERAL SAVINGS BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Regional Director of the Northeast Regional Office at (201) 413-1000.

I further certify that, before purchasing the common stock, par value $0.01 per share, of SE Financial Corp. (the "Company"), the proposed holding company for St. Edmond's Federal Savings bank, I received a prospectus of the Company dated March xx, 2004 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the "Risk Factors" section beginning on page xx, the risks involved in the investment in this common stock, including but not limited to the following:

1. The relatively small amount of stock being offered makes it highly unlikely that an active and liquid trading market for the stock will exist, and the liquidity and price of the stock may be adversely affected by a limited trading market.
2.   Future changes in interest rates may reduce our profits.
3. Our return on equity after the offering may be low; this may negatively affect the price of our stock.
4. The expense related to our stock-based benefit plans and the expenses related to being a public company will reduce our earnings.
5. The future expenses related to the Bank's incentive compensation plan will impact our future earnings.
6. The implementation of the stock-based benefit plans may dilute your ownership interest in SE Financial Corp.
7. The Bank originates "investor loans" as well as commercial real estate loans and intends to continue its origination of such loans after the offering. The repayment risk related to these types of loans is considered to be greater than the risk related to mortgage loans on owner-occupied one-to four residential properties.
8. We plan to stay independent and you should not invest in our common stock if you are anticipating our sale.
9. The amount of the stock held by our officers and directors and stock benefit plans could make it difficult for stockholders to adopt proposals or approve takeover attempts not supported by management.
10. Increases in market rates of interest could adversely affect our retained earnings.
11. You may not be able to sell your shares when you desire or for $10.00 or more per share.
12. Deposits are the Bank's major source of funds for lending and other investment purposes, and a large portion of its deposits are certificates of deposit, which are not as stable as other types of deposits.
13.  A downturn in the Bank's local economy may adversely affect its earnings.
14. We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.


      (By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of
                  1933 and the Securities Exchange Act of 1934)
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  Signature                     Date         Signature                     Date

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  Print Name                                 Print Name

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          THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

SE Financial Corp.
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                              Stock Ownership Guide
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Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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Joint Tenants
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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Uniform Transfers to Minors Act ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Pennsylvania Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA PA (use minor's social security number).
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Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
     o The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
     o The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
     o A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
     o The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
     o The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.
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                          Stock Order Form Instructions
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Items 1 and 2 - Number of Shares and Total Payment Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription Offering is 25 shares. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in the Subscription Offering is $100,000 (10,000 shares), and the maximum purchase in the Community Offering (if held) by any person, is $100,000 (10,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $200,000 (20,000 shares) of common stock.
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Item 3 - Employee/Officer/Trustee Information
Check this box to indicate whether you are an employee, officer or trustee of St. Edmond's Federal Savings Bank or a member of such person's immediate family living in the same household.
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Item 4 - Method of Payment by Check or Cash
If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made in cash (only if delivered by you in person to the main office of St. Edmond's Federal Savings Bank during regular banking hours) or by check, bank draft or money order payable to St. Edmond's Federal Savings Bank. Your funds will earn interest at St. Edmond's Federal Savings Bank's regular savings account rate of interest until the conversion is completed. (DO NOT MAIL CASH TO PURCHASE STOCK!)
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Item 5 - Method of Payment by Withdrawal
If you pay for your stock by a withdrawal from a deposit account at St. Edmond's Federal Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.
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Item 6 - Purchaser Account Information
     a. Check this box if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on December 31, 2002.
     b. Check this box if you are an Other Member with a deposit account(s) totaling $50.00 or more on February xx, 2004 or a borrower with a loan outstanding as of September 29, 1995 that continued to be outstanding as of February xx, 2004.

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

        Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.
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Items 7 and 8 - Form of Stock Ownership,  SS# or Tax ID#, Stock Registration and
/Mailing Address

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7.

Complete the requested  stock  certificate  registration  and mailing address in item 8.

The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.

If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".

Shares must be registered as reflected on your qualifying account. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights. (Except for IRA purchases)
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Item 9 - Telephone Number(s)
Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given.
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Item 10 - NASD Affiliation
Check this box if you are a member of the NASD or if this item otherwise applies to you.
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Item 11 - Associates/Acting in Concert
Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert (also defined on the reverse) with you has submitted another order for shares and complete the reverse side of the stock order form.
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Item 12 - Acknowledgement
Sign and date the stock order and certification form where indicated. Before you
sign,   review  the  stock  order  and   certification   form,   including   the
acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed stock order and  certification  form in the envelope that has been provided, or you may deliver your stock order and certification form to the main office of St. Edmonds Federal Savings Bank. Your stock order form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be physically received by St. Edmond's Federal Savings Bank no later than x:00 p.m., eastern time, on Xxxxxx, April xx, 2004 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.
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